SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 13, 2003
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                         Primecore Mortgage Trust, Inc.
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             (Exact name of registrant as specified in its charter)

     Maryland                      0-30507                      94-3324992
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 (State or other jurisdiction    (Commission                  IRS Employer
  of incorporation)               File Number)               Identification No.)

                     99 El Camino Real, Menlo Park, CA    94025
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 328-3060
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                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

On February 13, 2003, our Board of Directors met to decide on the stock redemption policy. At the meeting, the Board voted unanimously to adopt the Primecore Mortgage Trust, Inc. Redemption Policy--Effective February 12, 2003, as the current stock redemption/repurchase policy of the Company. Set forth in its entirety as follows is the Primecore Mortgage Trust, Inc. Redemption Policy--Effective February 12, 2003:

Primecore Mortgage Trust, Inc.  Redemption  Policy--Effective  February 12, 2003
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Effective as of February 12, 2003, the following is the policy adopted by the
Board of Directors of Primecore Mortgage Trust, Inc. (the "Company") with respect to requests made by shareholders for the repurchase of shares by the Company.

General Principles

The Board of Directors seeks to implement a policy for the repurchase of stock by the Company that is prudent and fair, and which is consistent with the best interests of the Company and the law.

The Board of Directors is committed to implementing a stock repurchase policy that attempts to provide shareholders with liquidity, while not depriving the Company of funds for the ongoing conduct of the Company's business in the best interests of all shareholders, with the understanding that shareholders do not have any vested right to require the Company to repurchase shares. The policy must be and is subject to modification or termination by the Board of Directors, in its full discretion, when deemed to be in the best interests of the Company.

Since the business of the Company is to invest funds in real estate construction loans, and the Company makes commitments to fund loans based on capital expectancies, repurchase of shares is always subject to the availability of funds designated by the Board of Directors for repurchase. The Company may not be able to honor repurchase requests within the time that a shareholder may desire. The Company will not sell or otherwise liquidate any portion of its loan portfolio to fund a repurchase request.

Repurchase Plan

Cash Available for Redemption

The Company will make available for stock repurchases 25% of the "free cash flow" that exists in any given Repurchase Period (as defined below). "Free cash flow" will be determined by totaling all proceeds from repayments of loans and all net proceeds from the sale of real-estate-owned properties in the Company's portfolio during a Repurchase Period (as defined below), and then subtracting from such total amounts due during the same period for (i) existing loan commitments, (ii) debt payments to third parties, (iii) dividend or other distributions to shareholders, and (iv) operating expenses.

Repurchase Periods

The periods between October 1 and March 31 of the following year, and April 1 and September 30 shall each be a "Repurchase Period" for the purposes of calculating "free cash flow," except that the first Repurchase Period under this policy shall run from January 1, 2003 through March 31, 2003.

Frequency of Repurchases

Repurchase requests will generally be acted upon twice per year, typically on or around the last day of May and the last day of November of each year (each a "Repurchase Date"), provided, however, that no Repurchase Date shall be sooner than the fifteenth day following the filing with the Securities Exchange Commission of the relevant Form 10-Q establishing the Repurchase Price (as defined below) for a Repurchase Date so that a shareholder can make a determination as to whether to proceed with or cancel a repurchase request, and further provided that it shall be the sole responsibility of each shareholder submitting a repurchase request to ascertain the Repurchase Price, and make an independent determination as to whether to cancel a repurchase request before it has been acted upon by the Company. The Company will provide shareholders with a request and election form that shall be used in connection with any repurchase requests.

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Repurchase Price

Repurchases, except in the case of "Early Payout Priority Requests" (as defined below) will be at the per share fair market value, as determined by our Board of Directors (the "Repurchase Price"). The Repurchase Price shall be disclosed in the Company's most recent Form 10-Q filing made prior to a Repurchase Date and filed with the Securities and Exchange Commission, and shall be determined by
(i) making an assessment of the realizable value of assets in the Company's portfolio, (ii) subtracting therefrom the total liabilities of the Company, and
(iii) dividing such number by the total number of shares outstanding.

Priority of Repurchases

    General Repurchase Request

A request for repurchase at the Repurchase Price shall constitute a "General Repurchase Request." A General Repurchase Request shall be honored from funds available in a Repurchase Period generally in the order that the Company received a written General Repurchase Request, except with respect to any Limited Payout Request (as defined below). With respect to shareholders who made a General Repurchase Request prior to February 12, 2003, such shareholders will retain their relative position should they elect to retain their General Repurchase Request. In the event that the Company received or receives multiple General Repurchase Requests on any given day, all such requests may be treated on a prorata basis.

    Limited Payout Request

For any shareholder making a General Repurchase Request that is limited to 10% or less of the total shares held by such shareholder at the time of the request (a "Limited Payout Request"), such request shall be given priority to funds available in any Repurchase Period over any other General Repurchase Request, provided that a Limited Payout Request may not exist concurrently with a General Repurchase Request, and once a Limited Payout Request has been honored, the shareholder whose shares have been repurchased may not make any new request for repurchase for a period of twelve months from the last date of repurchase. A Limited Payout Request shall be honored from funds available in a Repurchase Period generally in the order that the Company received the written Limited Payout Request. With respect to shareholders who made a General Repurchase Request prior to February 12, 2003, such shareholders may elect to convert such General Repurchase Request to a Limited Payout Request by providing written notice of such election to the Company on or before May 23, 2003. For any such shareholders who timely elect to convert their General Repurchase Request to a Limited Payout Request, relative priority shall be determined based on the relative order of the shareholder's pre-February 12, 2003 General Repurchase Request. For any shareholders who elect, after May 23, 2003, to convert a pre-February 12, 2003 repurchase request to a Limited Payout Request, the request will be treated as a new Limited Payout Request made as of the date the written request and election form is received by the Company. In the event that the Company receives multiple Limited Payout Requests on any given day, all such requests may be treated on a prorata basis.

    Early Payout Priority Request

Some shareholders may have an emergency need for liquidation, or may not wish to await repurchase in the normal course. Accordingly, for any shareholders who seek to prioritize their repurchase requests, such shareholders may do so by making an "Early Payout Priority Request." An Early Payout Priority Request shall have first priority to available funds over any General Repurchase Request and any Limited Payout Request.

Shareholders making an "Early Payout Priority Request" agree to accept a 30% priority withdrawal discount (the "Early Payout Discount") off of the Repurchase Price for the shares repurchased, and shall have a priority to the cash available for repurchase purposes. By way of example only, if the Repurchase

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Price were calculated at $8.00 per share, a shareholder making an Early Payout
Priority Request would receive $5.60 per share in return for prioritization of the shareholder's request for repurchase.

Shareholders may include all or part of their shares in an "Early Payout Priority Request," and submission of an "Early Payout Priority Request" for only a part of a shareholder's shares will not preclude the shareholder from making a concurrent or subsequent General Repurchase Request with respect to all or part of the balance of the shares. Early Payout Priority Requests shall be honored from funds available for repurchase in the order that the Company received the Early Payout Priority Request. With respect to shareholders who made a General Repurchase Request prior to February 12, 2003, such shareholders may elect to convert such General Repurchase Request to an Early Payout Priority Request by providing written notice of such election on or before May 23, 2003. For any such shareholders who timely elect to convert their General Repurchase Request to an Early Payout Priority Request, relative priority shall be determined based on the relative order of the shareholder's pre-February 12, 2003 General Repurchase Request. For any shareholders who elect, after May 23, 2003, to convert a pre-February 12, 2003 repurchase request to an Early Payout Priority Request, the request will be treated as a new Early Payout Priority Request made as of the date the written request and election form is received by the Company. In the event that the Company receives multiple Early Payout Priority Requests on any given day, all such requests may be treated on a prorata basis.

Holding Period

Any shares of stock purchased after February 12, 2003 shall be subject to a minimum holding period of three years from the date of purchase before the shares are subject to a General Repurchase Request or a Limited Payout Request. Such shares can, at any time, be the subject of an Early Payout Priority Request. Shares purchased prior to February 12, 2003, and any shares acquired through the Company's dividend reinvestment program ("DRIP") are not subject to any holding period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 18, 2003         Primecore Mortgage Trust, Inc.


                                   By: /s/ MICHAEL RIDER
                                       Michael Rider, Chief Financial Officer

















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